Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2018 RESULTS

Reported Fourth Quarter Net Income of $46 Million

Exceeded or Met Guidance

Consolidated Lots Controlled Grew 20% Year-over-Year

MATAWAN, NJ, December 6, 2018 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal fourth quarter and year ended October 31, 2018.

“We are pleased to report solid performance in our fourth quarter. We exceeded or met our guidance for total revenues, gross margin, SG&A expense ratio and adjusted pretax profits,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Given the recent consumer hesitation in purchasing homes, we remain cautious and are carefully evaluating current market conditions when underwriting new land acquisitions. Nonetheless, we continue to move forward with our goal of increasing our community count. Our total consolidated lots controlled at the end of the fourth quarter expanded 20% year over year.”

“We recognize that there has been an overall industry cooling in home sales during the quarter; a time when mortgage rates rose and stock market volatility caused hesitation among potential home buyers. However, given the overall demographic trends and the strong U.S. economy, as home buyers become adjusted to the higher mortgage rate environment, expectations will likely adjust and the housing market should resume its path of recovery,” concluded Mr. Hovnanian.

RESULTS FOR the THREE-MONTH PERIOD and YEAR ENDED October 31, 2018:

●	Total revenues decreased to $614.8 million in the fourth quarter of fiscal 2018, compared with $721.7 million in the fourth quarter of fiscal 2017. For the year ended October 31, 2018, total revenues decreased to $1.99 billion compared with $2.45 billion in the prior fiscal year.

●	While total revenues decreased $106.9 million, homebuilding revenues for unconsolidated joint ventures increased $154.5 million to $252.6 million for the fourth quarter ended October 31, 2018, compared with $98.1 million in last year’s fourth quarter. During all of fiscal 2018, homebuilding revenues for unconsolidated joint ventures increased to $602.7 million compared with $312.2 million in the previous year.

●	Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 16.5% for the fourth quarter of fiscal 2018 compared with 13.7% in the prior year’s fourth quarter. For the year ended October 31, 2018, homebuilding gross margin percentage, after cost of sales interest expense and land charges, improved to 15.2% compared with 13.2% last year.

●	Homebuilding gross margin percentage, before cost of sales interest expense and land charges, improved 100 basis points to 19.2% for the fourth quarter of fiscal 2018 compared with 18.2% in the same quarter one year ago. During fiscal 2018, homebuilding gross margin percentage, before cost of sales interest expense and land charges, improved 120 basis points to 18.4% compared with 17.2% in the previous fiscal year.

●	For the fourth quarter of 2018, total SG&A decreased by $22.0 million, or 30.2%, year over year. Total SG&A was $50.8 million, or 8.3% of total revenues, in the fourth quarter of fiscal 2018 compared with $72.9 million, or 10.1% of total revenues, in the fourth quarter of fiscal 2017. For the year ended October 31, 2018, total SG&A decreased by $26.9 million, or 10.5%, year over year. For all of fiscal 2018, total SG&A was $228.8 million, or 11.5% of total revenues, compared with $255.7 million, or 10.4% of total revenues, in the prior fiscal year.

●	Total interest expense was $38.8 million in the fourth quarter of fiscal 2018 compared with $59.3 million in the fourth quarter of fiscal 2017. Total interest expense was $164.0 million for all of fiscal 2018 compared with $185.8 million for all of fiscal 2017.

●	Interest incurred (some of which was expensed and some of which was capitalized) was $39.4 million for the fourth quarter of fiscal 2018 compared with $43.3 million in the same quarter one year ago. For the year ended October 31, 2018, interest incurred (some of which was expensed and some of which was capitalized) was $161.0 million compared with $160.2 million last year.

●	Income before income taxes for the quarter ended October 31, 2018 was $48.1 million compared with $12.3 million during the fourth quarter of fiscal 2017. For all of fiscal 2018, income before income taxes was $8.1 million compared with loss of $45.2 million during all of fiscal 2017.

●	Income before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt, was $50.9 million during the fourth quarter of fiscal 2018 compared with income before these items of $20.8 million in the fourth quarter of fiscal 2017. For all of fiscal 2018, income before income taxes, excluding land-related charges, joint venture write-downs and loss on extinguishment of debt, was $20.4 million compared with income before these items of $10.2 million during all of fiscal 2017.

●	Net income was $46.2 million, or $0.30 per common share, in the fourth quarter of fiscal 2018 compared with net income of $11.8 million, or $0.08 per common share, during the same quarter a year ago. For the year ended October 31, 2018, net income was $4.5 million, or $0.03 per common share, compared with a net loss of $332.2 million, or $2.25 per common share, including a $294.0 million non-cash increase in the valuation allowance for our deferred tax assets, in fiscal 2017.

●	Contracts per community, including unconsolidated joint ventures, decreased 3.5% to 8.3 contracts per community for the quarter ended October 31, 2018 compared with 8.6 contracts per community, including unconsolidated joint ventures, in last year’s fourth quarter. Consolidated contracts per community decreased 4.7% to 8.2 contracts per community for the fourth quarter of fiscal 2018 compared with 8.6 contracts per community in the fourth quarter of fiscal 2017.

●	Although contracts per community, including unconsolidated joint ventures, were down slightly for the quarter, contracts per community, including unconsolidated joint ventures, increased in September 2018 to 2.7 compared with 2.5 in September 2017 and increased in October 2018 to 2.9 compared with 2.8 in October 2017.

●	Contracts per community, including unconsolidated joint ventures, increased 6.4% to 36.8 contracts per community for the year ended October 31, 2018 compared with 34.6 contracts per community, including unconsolidated joint ventures, in all of fiscal 2017. Consolidated contracts per community increased 2.6% to 36.0 contracts per community for all of fiscal 2018 compared with 35.1 contracts per community in the year ended October 31, 2017.

●	As of the end of the fourth quarter of fiscal 2018, community count, including unconsolidated joint ventures, was 142 communities, a 9.6% year-over-year decrease from 157 communities at October 31, 2017. Consolidated community count decreased 5.4% to 123 communities as of October 31, 2018 from 130 communities at the end of the prior year’s fourth quarter.

●	The number of contracts, including unconsolidated joint ventures, for the fourth quarter ended October 31, 2018, decreased 12.3% to 1,179 homes from 1,344 homes for the same quarter last year. The number of consolidated contracts decreased 9.7% to 1,004 homes, during the fourth quarter of fiscal 2018, compared with 1,112 homes during the fourth quarter of 2017.

●	During all of fiscal 2018, the number of contracts, including unconsolidated joint ventures, was 5,586 homes, a decrease of 5.9% from 5,937 homes during fiscal 2017. The number of consolidated contracts decreased 10.1% to 4,671 homes, during the twelve month period ended October 31, 2018, compared with 5,196 homes in the same period of the previous fiscal year.

●	The dollar value of contract backlog, including unconsolidated joint ventures, as of October 31, 2018, was $977.3 million, a decrease of 10.5% compared with $1.09 billion as of October 31, 2017. The dollar value of consolidated contract backlog, as of October 31, 2018, decreased 7.7% to $745.6 million compared with $808.0 million as of October 31, 2017.

●	For the quarter ended October 31, 2018, deliveries, including unconsolidated joint ventures, increased 2.4% to 1,829 homes compared with 1,787 homes during the fourth quarter of fiscal 2017. Consolidated deliveries were 1,465 homes for the fourth quarter of fiscal 2018, an 8.7% decrease compared with 1,604 homes during the same quarter a year ago.

●	For the year ended October 31, 2018, deliveries, including unconsolidated joint ventures, decreased 5.2% to 5,831 homes compared with 6,149 homes in the prior fiscal year. Consolidated deliveries were 4,847 homes in fiscal 2018, a 13.5% decrease compared with 5,602 homes in the same period in fiscal 2017.

●	The contract cancellation rate, including unconsolidated joint ventures, was 22% in both the fourth quarter of fiscal 2018 and fiscal 2017. The consolidated contract cancellation rate was 23% for the three months ended October 31, 2018 compared with 22% for the three months ended October 31, 2017.

●	The valuation allowance was $638.2 million as of October 31, 2018. The valuation allowance is a non-cash reserve against the Company’s tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

Liquidity AND Inventory as of October 31, 2018:

●	Total liquidity at the end of the of fiscal 2018 was $325.6 million.

●	In the fourth quarter of fiscal 2018, approximately 2,500 lots were put under option or acquired in 34 communities, including unconsolidated joint ventures.

●	As of October 31, 2018, consolidated lots controlled increased by 19.8% to 30,339 year over year from 25,329 lots at October 31, 2017. The consolidated land position, as of October 31, 2018, was 30,339 lots, consisting of 17,610 lots under option and 12,729 owned lots.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2018 fourth quarter financial results conference call at 11:00 a.m. E.T. on Thursday, December 6, 2018. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes and Brighton Homes®. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2017 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Income (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes. The reconciliation for historical periods of Income (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $187.9 million of cash and cash equivalents, $12.7 million of restricted cash required to collateralize letters of credit and $125.0 million of availability under the senior secured revolving credit facility as of October 31, 2018.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) availability and terms of financing to the Company (5) the Company's sources of liquidity; (6) changes in credit ratings; (7) the seasonality of the Company’s business; (8) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (9) shortages in, and price fluctuations of, raw materials and labor; (10) reliance on, and performance of, subcontractors; (11) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (12) fluctuations in interest rates and the availability of mortgage financing; (13) increases in cancellations of agreements of sale; (14) changes in tax laws affecting the after-tax costs of owning a home; (15) operations through unconsolidated joint ventures with third parties; (16) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (17) product liability litigation, warranty claims and claims made by mortgage investors; (18) levels of competition; (19) successful identification and integration of acquisitions; (20) significant influence of the Company’s controlling stockholders; (21) availability of net operating loss carryforwards; (22) utility shortages and outages or rate fluctuations; (23) geopolitical risks, terrorist acts and other acts of war; (24) loss of key management personnel or failure to attract qualified personnel; (25) information technology failures and data security breaches; (26) legal claims brought against us and not resolved in our favor; (27) negative publicity; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
October 31, 2018
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Total Revenues	$614,811	$721,686	$1,991,233	$2,451,665
Costs and Expenses (a)	581,998	712,443	1,999,584	2,455,008
Loss on Extinguishment of Debt	(1,830)	-	(7,536)	(34,854)
Income (Loss) from Unconsolidated Joint Ventures	17,134	3,062	24,033	(7,047)
Income (Loss) Before Income Taxes	48,117	12,305	8,146	(45,244)
Income Tax Provision	1,939	464	3,626	286,949
Net Income (Loss)	$46,178	$11,841	$4,520	$(332,193)

Per Share Data:
Basic:
Net Income (Loss) Per Common Share	$0.30	$0.08	$0.03	$(2.25)
Weighted Average Number of
Common Shares Outstanding (b)	148,925	147,905	148,515	147,703
Assuming Dilution:
Net Income (Loss) Per Common Share	$0.29	$0.08	$0.03	$(2.25)
Weighted Average Number of
Common Shares Outstanding (b)	151,929	160,548	152,609	147,703

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
October 31, 2018
Reconciliation of Income Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes

(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Income (Loss) Before Income Taxes	$48,117	$12,305	$8,146	$(45,244)
Inventory Impairment Loss and Land Option Write-Offs	318	8,479	3,501	17,813
Unconsolidated Joint Venture Investment Write-Downs	601	-	1,261	2,763
Loss on Extinguishment of Debt	1,830	-	7,536	34,854
Income Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt (a)	$50,866	$20,784	$20,444	$10,186

(a) Income Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (loss) Before Income Taxes.

Hovnanian Enterprises, Inc.

October 31, 2018

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Sale of Homes	$593,675	$666,783	$1,906,228	$2,340,033
Cost of Sales, Excluding Interest Expense (a)	479,762	545,150	1,555,894	1,937,116
Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges (b)	113,913	121,633	350,334	402,917
Cost of Sales Interest Expense, Excluding Land Sales Interest Expense	15,563	21,618	56,588	76,902
Homebuilding Gross Margin, After Cost of Sales Interest Expense, Before Land Charges (b)	98,350	100,015	293,746	326,015
Land Charges	318	8,479	3,501	17,813
Homebuilding Gross Margin	$98,032	$91,536	$290,245	$308,202

Gross Margin Percentage	16.5%	13.7%	15.2%	13.2%
Gross Margin Percentage, Before Cost of Sales Interest Expense and Land Charges (b)	19.2%	18.2%	18.4%	17.2%
Gross Margin Percentage, After Cost of Sales Interest Expense, Before Land Charges (b)	16.6%	15.0%	15.4%	13.9%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Land and Lot Sales	$3,772	$37,099	$24,277	$48,596
Cost of Sales, Excluding Interest and Land Charges (a)	2,951	17,301	10,661	24,688
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	821	19,798	13,616	23,908
Land and Lot Sales Interest	42	8,888	4,097	11,634
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$779	$10,910	$9,519	$12,274

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

(b) Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges, and Homebuilding Gross Margin Percentage, before Cost of Sales Interest Expense and Land Charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are Homebuilding Gross Margin and Homebuilding Gross Margin Percentage, respectively.

Hovnanian Enterprises, Inc.

October 31, 2018

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net Income (Loss)	$46,178	$11,841	$4,520	$(332,193)
Income Tax Provision	1,939	464	3,626	286,949
Interest Expense	38,824	59,327	163,982	185,840
EBIT (a)	86,941	71,632	172,128	140,596
Depreciation	836	1,037	3,156	4,249
Amortization of Debt Costs	-	-	-	1,632
EBITDA (b)	87,777	72,669	175,284	146,477
Inventory Impairment Loss and Land Option Write-offs	318	8,479	3,501	17,813
Loss on Extinguishment of Debt	1,830	-	7,536	34,854
Adjusted EBITDA (c)	$89,925	$81,148	$186,321	$199,144

Interest Incurred	$39,431	$43,259	$161,048	$160,203

Adjusted EBITDA to Interest Incurred	2.28	1.88	1.16	1.24

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.

October 31, 2018

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$67,510	$87,119	$71,051	$96,688
Plus Interest Incurred	39,431	43,259	161,048	160,203
Less Interest Expensed	38,824	59,327	163,982	185,840
Interest Capitalized at End of Period (a)	$68,117	$71,051	$68,117	$71,051

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (In Thousands)

	October 31, 2018	October 31, 2017
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$187,871	$463,697
Restricted cash and cash equivalents	12,808	2,077
Inventories:
Sold and unsold homes and lots under development	878,876	744,119
Land and land options held for future development or sale	111,368	140,924
Consolidated inventory not owned	87,921	124,784
Total inventories	1,078,165	1,009,827
Investments in and advances to unconsolidated joint ventures	123,694	115,090
Receivables, deposits and notes, net	35,189	58,149
Property, plant and equipment, net	20,285	52,919
Prepaid expenses and other assets	39,150	37,026
Total homebuilding	1,497,162	1,738,785
Financial services	164,880	162,113
Total assets	$1,662,042	$1,900,898

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$95,557	$64,512
Accounts payable and other liabilities	304,899	335,057
Customers’ deposits	30,086	33,772
Nonrecourse mortgages secured by operating properties	-	13,012
Liabilities from inventory not owned, net of debt issuance costs	63,387	91,101
Revolving and term loan credit facilities, net of debt issuance costs	201,389	124,987
Notes payable (net of discount, premium and debt issuance costs) and accrued interest	1,273,446	1,554,687
Total homebuilding	1,968,764	2,217,128
Financial services	143,448	141,914
Income taxes payable	3,334	2,227
Total liabilities	2,115,546	2,361,269
Stockholders' equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at October 31, 2018 and 2017	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 400,000,000 shares; issued 144,596,485 shares at October 31, 2018 and 144,046,073 shares at October 31, 2017	1,446	1,440
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 60,000,000 shares; issued 16,241,847 shares at October 31, 2018 and 15,999,355 shares at October 31, 2017	162	160
Paid in capital - common stock	708,805	706,466
Accumulated deficit	(1,183,856)	(1,188,376)
Treasury stock - at cost – 11,760,763 shares of Class A common stock and 691,748 shares of Class B common stock at October 31, 2018 and 2017	(115,360)	(115,360)
Total stockholders' equity deficit	(453,504)	(460,371)
Total liabilities and equity	$1,662,042	$1,900,898

(1) Derived from the audited balance sheet as of October 31, 2017.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2018	2017	2018	2017
Revenues:
Homebuilding:
Sale of homes	$593,675	$666,783	$1,906,228	$2,340,033
Land sales and other revenues	4,732	38,496	31,650	52,889
Total homebuilding	598,407	705,279	1,937,878	2,392,922
Financial services	16,404	16,407	53,355	58,743
Total revenues	614,811	721,686	1,991,233	2,451,665

Expenses:
Homebuilding:
Cost of sales, excluding interest	482,713	562,451	1,566,555	1,961,804
Cost of sales interest	15,605	30,506	60,685	88,536
Inventory impairment loss and land option write-offs	318	8,479	3,501	17,813
Total cost of sales	498,636	601,436	1,630,741	2,068,153
Selling, general and administrative	32,883	60,928	159,202	196,320
Total homebuilding expenses	531,519	662,364	1,789,943	2,264,473

Financial services	9,003	9,264	35,128	32,346
Corporate general and administrative	17,960	11,942	69,632	59,367
Other interest	23,219	28,821	103,297	97,304
Other operations	297	52	1,584	1,518
Total expenses	581,998	712,443	1,999,584	2,455,008
Loss on extinguishment of debt	(1,830)	-	(7,536)	(34,854)
Income (loss) from unconsolidated joint ventures	17,134	3,062	24,033	(7,047)
Income (loss) before income taxes	48,117	12,305	8,146	(45,244)
State and federal income tax provision:
State	1,939	464	3,626	11,261
Federal	-	-	-	275,688
Total income taxes	1,939	464	3,626	286,949
Net income (loss)	$46,178	$11,841	$4,520	$(332,193)

Per share data:
Basic:
Net income (loss) per common share	$0.30	$0.08	$0.03	$(2.25)
Weighted-average number of common shares outstanding	148,925	147,905	148,515	147,703
Assuming dilution:
Net income (loss) per common share	$0.29	$0.08	$0.03	$(2.25)
Weighted-average number of common shares outstanding	151,929	160,548	152,609	147,703

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)

					Three Months - October 31, 2018
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(NJ, PA)	Home	27	44	(38.6)%	44	62	(29.0)%	51	98	(48.0)%
	Dollars	$16,044	$24,407	(34.3)%	$25,606	$27,913	(8.3)%	$30,496	$51,778	(41.1)%
	Avg. Price	$594,222	$554,708	7.1%	$581,955	$450,208	29.3%	$597,961	$528,349	13.2%
Mid-Atlantic
(DE, MD, VA, WV)	Home	159	146	8.9%	187	256	(27.0)%	296	309	(4.2)%
	Dollars	$84,027	$77,112	9.0%	$99,493	$149,881	(33.6)%	$180,546	$185,123	(2.5)%
	Avg. Price	$528,472	$528,168	0.1%	$532,048	$585,473	(9.1)%	$609,953	$599,104	1.8%
Midwest
(IL, OH)	Home	146	137	6.6%	222	229	(3.1)%	394	382	3.1%
	Dollars	$44,167	$38,139	15.8%	$67,395	$72,944	(7.6)%	$107,149	$98,969	8.3%
	Avg. Price	$302,514	$278,383	8.7%	$303,581	$318,533	(4.7)%	$271,952	$259,082	5.0%
Southeast
(FL, GA, SC)	Home	106	146	(27.4)%	185	183	1.1%	251	285	(11.9)%
	Dollars	$41,126	$56,354	(27.0)%	$72,828	$78,267	(6.9)%	$108,137	$120,382	(10.2)%
	Avg. Price	$387,981	$385,986	0.5%	$393,665	$427,691	(8.0)%	$430,825	$422,394	2.0%
Southwest
(AZ, TX)	Home	371	425	(12.7)%	554	606	(8.6)%	523	509	2.8%
	Dollars	$123,485	$142,926	(13.6)%	$193,000	$209,223	(7.8)%	$180,854	$177,818	1.7%
	Avg. Price	$332,844	$336,298	(1.0)%	$348,375	$345,252	0.9%	$345,801	$349,347	(1.0)%
West
(CA)	Home	195	214	(8.9)%	273	268	1.9%	311	400	(22.3)%
	Dollars	$83,933	$91,048	(7.8)%	$135,353	$128,555	5.3%	$138,448	$173,963	(20.4)%
	Avg. Price	$430,426	$425,457	1.2%	$495,799	$479,683	3.4%	$445,170	$434,906	2.4%
Consolidated
Total	Home	1,004	1,112	(9.7)%	1,465	1,604	(8.7)%	1,826	1,983	(7.9)%
	Dollars	$392,782	$429,986	(8.7)%	$593,675	$666,783	(11.0)%	$745,630	$808,033	(7.7)%
	Avg. Price	$391,217	$386,678	1.2%	$405,238	$415,700	(2.5)%	$408,341	$407,480	0.2%
Unconsolidated
Joint Ventures (2)	Home	175	232	(24.6)%	364	183	98.9%	366	454	(19.4)%
	Dollars	$113,356	$136,884	(17.2)%	$251,788	$97,590	158.0%	$231,682	$283,528	(18.3)%
	Avg. Price	$647,749	$590,017	9.8%	$691,725	$533,275	29.7%	$633,011	$624,510	1.4%
Grand
Total	Home	1,179	1,344	(12.3)%	1,829	1,787	2.4%	2,192	2,437	(10.1)%
	Dollars	$506,138	$566,870	(10.7)%	$845,463	$764,373	10.6%	$977,312	$1,091,561	(10.5)%
	Avg. Price	$429,294	$421,778	1.8%	$462,254	$427,741	8.1%	$445,854	$447,912	(0.5)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)

					Twelve Months - October 31, 2018
		Contracts (1)			Deliveries			Contract
		Twelve Months Ended			Twelve Months Ended			Backlog
		October 31,			October 31,			October 31,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(NJ, PA)	Home	131	245	(46.5)%	178	351	(49.3)%	51	98	(48.0)%
	Dollars	$74,730	$119,018	(37.2)%	$96,012	$166,752	(42.4)%	$30,496	$51,778	(41.1)%
	Avg. Price	$570,458	$485,789	17.4%	$539,393	$475,077	13.5%	$597,961	$528,349	13.2%
Mid-Atlantic
(DE, MD, VA, WV)	Home	640	735	(12.9)%	672	856	(21.5)%	296	309	(4.2)%
	Dollars	$340,963	$399,420	(14.6)%	$354,153	$463,271	(23.6)%	$180,546	$185,123	(2.5)%
	Avg. Price	$532,755	$543,429	(2.0)%	$527,013	$541,205	(2.6)%	$609,953	$599,104	1.8%
Midwest
(IL, OH)	Home	674	648	4.0%	662	640	3.4%	394	382	3.1%
	Dollars	$204,487	$193,451	5.7%	$196,307	$199,009	(1.4)%	$107,149	$98,969	8.3%
	Avg. Price	$303,393	$298,535	1.6%	$296,536	$310,951	(4.6)%	$271,952	$259,082	5.0%
Southeast
(FL, GA, SC)	Home	562	567	(0.9)%	596	614	(2.9)%	251	285	(11.9)%
	Dollars	$225,703	$232,278	(2.8)%	$237,948	$257,066	(7.4)%	$108,137	$120,382	(10.2)%
	Avg. Price	$401,607	$409,662	(2.0)%	$399,242	$418,675	(4.6)%	$430,825	$422,394	2.0%
Southwest
(AZ, TX)	Home	1,887	2,103	(10.3)%	1,873	2,357	(20.5)%	523	509	2.8%
	Dollars	$640,604	$718,595	(10.9)%	$637,568	$826,422	(22.9)%	$180,854	$177,818	1.7%
	Avg. Price	$339,483	$341,700	(0.6)%	$340,399	$350,624	(2.9)%	$345,801	$349,347	(1.0)%
West
(CA)	Home	777	898	(13.5)%	866	784	10.5%	311	400	(22.3)%
	Dollars	$348,726	$421,335	(17.2)%	$384,240	$427,513	(10.1)%	$138,448	$173,963	(20.4)%
	Avg. Price	$448,811	$469,192	(4.3)%	$443,695	$545,297	(18.6)%	$445,170	$434,906	2.4%
Consolidated
Total	Home	4,671	5,196	(10.1)%	4,847	5,602	(13.5)%	1,826	1,983	(7.9)%
	Dollars	$1,835,213	$2,084,097	(11.9)%	$1,906,228	$2,340,033	(18.5)%	$745,630	$808,033	(7.7)%
	Avg. Price	$392,895	$401,096	(2.0)%	$393,280	$417,714	(5.8)%	$408,341	$407,480	0.2%
Unconsolidated
Joint Ventures (2)	Home	915	741	23.5%	984	547	79.9%	366	454	(19.4)%
	Dollars	$556,745	$436,538	27.5%	$599,979	$310,573	93.2%	$231,682	$283,528	(18.3)%
	Avg. Price	$608,464	$589,120	3.3%	$609,735	$567,774	7.4%	$633,011	$624,510	1.4%
Grand
Total	Home	5,586	5,937	(5.9)%	5,831	6,149	(5.2)%	2,192	2,437	(10.1)%
	Dollars	$2,391,958	$2,520,635	(5.1)%	$2,506,207	$2,650,606	(5.4)%	$977,312	$1,091,561	(10.5)%
	Avg. Price	$428,206	$424,564	0.9%	$429,807	$431,063	(0.3)%	$445,854	$447,912	(0.5)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA FOR UNCONSOLIDATED JOINT VENTURES ONLY)

(UNAUDITED)

					Three Months - October 31, 2018
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(unconsolidated joint ventures)	Home	68	105	(35.2)%	176	41	329.3%	119	217	(45.2)%
(NJ, PA)	Dollars	$54,595	$70,821	(22.9)%	$138,823	$19,498	612.0%	$94,366	$156,679	(39.8)%
	Avg. Price	$802,868	$674,490	19.0%	$788,767	$475,561	65.9%	$792,992	$722,027	9.8%
Mid-Atlantic
(unconsolidated joint ventures)	Home	13	12	8.3%	36	20	80.0%	24	30	(20.0)%
(DE, MD, VA, WV)	Dollars	$9,303	$8,282	12.3%	$30,104	$13,699	119.8%	$18,839	$19,721	(4.5)%
	Avg. Price	$715,615	$690,167	3.7%	$836,222	$684,950	22.1%	$784,958	$657,365	19.4%
Midwest
(unconsolidated joint ventures)	Home	11	9	22.2%	21	17	23.5%	9	27	(66.7)%
(IL, OH)	Dollars	$6,716	$5,561	20.8%	$15,196	$12,286	23.7%	$6,076	$18,718	(67.5)%
	Avg. Price	$610,545	$617,889	(1.2)%	$723,619	$722,706	0.1%	$675,111	$693,259	(2.6)%
Southeast
(unconsolidated joint ventures)	Home	40	25	60.0%	41	49	(16.3)%	122	78	56.4%
(FL, GA, SC)	Dollars	$21,496	$9,356	129.8%	$20,159	$22,243	(9.4)%	$63,254	$36,811	71.8%
	Avg. Price	$537,400	$374,240	43.6%	$491,683	$453,937	8.3%	$518,475	$471,936	9.9%
Southwest
(unconsolidated joint ventures)	Home	27	50	(46.0)%	59	20	195.0%	67	57	17.5%
(AZ, TX)	Dollars	$15,498	$29,267	(47.0)%	$35,882	$13,835	159.4%	$40,465	$33,252	21.7%
	Avg. Price	$574,000	$585,340	(1.9)%	$608,169	$691,750	(12.1)%	$603,955	$583,368	3.5%
West
(unconsolidated joint ventures)	Home	16	31	(48.4)%	31	36	(13.9)%	25	45	(44.4)%
(CA)	Dollars	$5,748	$13,597	(57.7)%	$11,624	$16,029	(27.5)%	$8,682	$18,347	(52.7)%
	Avg. Price	$359,250	$438,613	(18.1)%	$374,968	$445,252	(15.8)%	$347,280	$407,711	(14.8)%
Unconsolidated Joint Ventures (2)
	Home	175	232	(24.6)%	364	183	98.9%	366	454	(19.4)%
	Dollars	$113,356	$136,884	(17.2)%	$251,788	$97,590	158.0%	$231,682	$283,528	(18.3)%
	Avg. Price	$647,749	$590,017	9.8%	$691,725	$533,275	29.7%	$633,011	$624,510	1.4%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA FOR UNCONSOLIDATED JOINT VENTURES ONLY)

(UNAUDITED)

					Twelve Months - October 31, 2018
		Contracts (1)			Deliveries			Contract
		Twelve Months Ended			Twelve Months Ended			Backlog
		October 31,			October 31,			October 31,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(unconsolidated joint ventures)	Home	324	262	23.7%	422	72	486.1%	119	217	(45.2)%
(NJ, PA)	Dollars	$231,189	$177,791	30.0%	$293,503	$31,374	835.5%	$94,366	$156,679	(39.8)%
	Avg. Price	$713,546	$678,592	5.2%	$695,505	$435,748	59.6%	$792,992	$722,027	9.8%
Mid-Atlantic
(unconsolidated joint ventures)	Home	75	55	36.4%	62	65	(4.6)%	24	30	(20.0)%
(DE, MD, VA, WV)	Dollars	$59,967	$30,866	94.3%	$52,237	$41,233	26.7%	$18,839	$19,721	(4.5)%
	Avg. Price	$799,560	$561,200	42.5%	$842,532	$634,354	32.8%	$784,958	$657,365	19.4%
Midwest
(unconsolidated joint ventures)	Home	39	49	(20.4)%	57	34	67.6%	9	27	(66.7)%
(IL, OH)	Dollars	$25,807	$34,833	(25.9)%	$38,449	$25,704	49.6%	$6,076	$18,718	(67.5)%
	Avg. Price	$661,718	$710,882	(6.9)%	$674,544	$756,004	(10.8)%	$675,111	$693,259	(2.6)%
Southeast
(unconsolidated joint ventures)	Home	203	139	46.0%	159	149	6.7%	122	78	56.4%
(FL, GA, SC)	Dollars	$98,904	$60,451	63.6%	$72,460	$67,364	7.6%	$63,254	$36,811	71.8%
	Avg. Price	$487,212	$434,903	12.0%	$455,723	$452,106	0.8%	$518,475	$471,936	9.9%
Southwest
(unconsolidated joint ventures)	Home	158	82	92.7%	148	32	362.5%	67	57	17.5%
(AZ, TX)	Dollars	$93,501	$50,888	83.7%	$86,288	$22,113	290.2%	$40,465	$33,252	21.7%
	Avg. Price	$591,778	$620,585	(4.6)%	$583,027	$691,030	(15.6)%	$603,955	$583,368	3.5%
West
(unconsolidated joint ventures)	Home	116	154	(24.7)%	136	195	(30.3)%	25	45	(44.4)%
(CA)	Dollars	$47,377	$81,709	(42.0)%	$57,042	$122,785	(53.5)%	$8,682	$18,347	(52.7)%
	Avg. Price	$408,422	$530,578	(23.0)%	$419,426	$629,669	(33.4)%	$347,280	$407,711	(14.8)%
Unconsolidated Joint Ventures (2)
	Home	915	741	23.5%	984	547	79.9%	366	454	(19.4)%
	Dollars	$556,745	$436,538	27.5%	$599,979	$310,573	93.2%	$231,682	$283,528	(18.3)%
	Avg. Price	$608,464	$589,120	3.3%	$609,735	$567,774	7.4%	$633,011	$624,510	1.4%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.